    As filed with the Securities and Exchange Commission on January 16, 2002



                                                      Registration No. 333-74100

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------


                               Amendment No. 1 to

                         Form S-3 Registration Statement
                        Under the Securities Act of 1933

                                 --------------

                                    CRAY INC.
             (Exact name of registrant as specified in its charter)

                                 --------------

                WASHINGTON                                  93-0962605
      (State or other jurisdiction                        (IRS Employer
    of incorporation or organization)                   Identification No.)

                             411 First Avenue South
                                    Suite 600
                                Seattle, WA 98104
                           (206) 701-2000 (telephone)
                           (206) 701-2500 (facsimile)
       (Address, including zip code, and telephone and facsimile numbers, including area code, of principal executive offices)


                                 --------------

                   Kenneth W. Johnson, Chief Financial Officer
                                    Cray Inc.
                             411 First Avenue South
                                    Suite 600
                                Seattle, WA 98104
                           (206) 701-2000 (telephone)
                           (206) 701-2500 (facsimile)
                (Name, address, including zip code, and telephone
        and facsimile numbers, including area code, of agent for service)

                                    Copy to:
                             L. John Stevenson, Jr.
                                 Stoel Rives LLP
                          One Union Square, 36th Floor
                             Seattle, WA 98101-3197
                           (206) 624-0900 (telephone)
                           (206) 386-7500 (facsimile)

        Approximate date of commencement of proposed sale to the public:
      From time to time after this registration statement becomes effective

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with a dividend or interest reinvestment plan, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]





The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

PROSPECTUS, Subject to Completion, dated January 16, 2002



                                    CRAY INC.

                        8,282,484 shares of common stock

        These shares of common stock are issuable upon conversion of, or as payment of interest on, the 5% convertible subordinated debentures, shares issuable for other payments due under the debentures and related transaction documents, and shares issuable upon exercise of the stock purchase warrants owned by the selling shareholders listed on page 3.

        The selling shareholders may sell the shares from time to time at fixed prices, market prices, prices computed with formulas based on market prices, or at negotiated prices, and may engage a broker or dealer to sell the shares. We will not receive any proceeds from the sale of the shares, but we will bear the costs relating to the registration of the shares.


        Our common stock is traded on the Nasdaq National Market under the symbol "CRAY." On January 15, 2002, the closing price for our common stock was $2.30 per share.


                                 --------------

        THE SHARES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE "FACTORS THAT COULD AFFECT FUTURE RESULTS" CONTAINED IN OUR QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDING SEPTEMBER 30, 2001, THE "ADDITIONAL FACTORS THAT COULD AFFECT FUTURE RESULTS" IN OUR CURRENT REPORT ON FORM 8-K FILED ON NOVEMBER 28, 2001, AND SIMILAR DISCLOSURES IN OUR FUTURE FILINGS MADE WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH ARE INCORPORATED BY REFERENCE IN THIS PROSPECTUS, IN DETERMINING WHETHER TO PURCHASE SHARES OF OUR COMMON STOCK.

                                 --------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SHARES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 --------------


               The date of this prospectus is ____________, 2002.

                                TABLE OF CONTENTS


       Section                                                               Page
       -------                                                               ----
       Our Business.....................................................       3
       Selling Shareholders ............................................       3
       Plan of Distribution ............................................       6
       Legal Matters ...................................................       7
       Experts .........................................................       7
       Limitation of Liability and Indemnification .....................       7
       Information Incorporated by Reference ...........................       7
       Available Information ...........................................       8



        You should rely only on information contained or incorporated by reference in this prospectus. See "Information Incorporated by Reference" on page 7. Neither Cray nor the selling shareholders have authorized any other person to provide you with information different from that contained in this prospectus.

        The shares of common stock are not being offered in any jurisdiction where the offering is not permitted.

                                  OUR BUSINESS

        We design, build, sell and service high-performance computer systems, sometimes referred to as "supercomputers." Our executive offices are located at Merrill Place, Suite 600, 411 First Avenue South, Seattle, WA 98104-2860, and our telephone number is (206) 701-2000.


                              SELLING SHAREHOLDERS


        Shares Offered by the Selling Shareholders. On November 6 and 15, 2001, in a private placement under the Securities Act, we sold to six accredited investors (i) 5% convertible subordinated debentures in the aggregate original principal amount of $9,300,000, convertible into shares of our common stock and
(ii) stock purchase warrants for an aggregate of 367,590 shares of our common stock at an initial exercise price of $4.4275 per share, subject to adjustment, exercisable until November 6, 2004. The purchasers were the six selling shareholders listed in the table below. We received gross proceeds of $9,300,000 in exchange for the issuance of the debentures and the warrants, and after payment of expenses we expect net proceeds of approximately $8,550,000. The selling shareholders are offering for resale pursuant to this prospectus shares of common stock issuable to them upon conversion of, or as payment of interest on, the debentures, for other payments due under the debentures and related transaction documents, and upon exercise of the warrants. The material terms of the debentures and the warrants are described below.



                                                                   Ownership After Offering
                              Shares Owned                           if All Shares Offered
                               Prior to          Shares Being            Hereby Are Sold
Selling Shareholders          Offering(1)         Offered(2)       Shares            Percent
--------------------          -----------        ------------      ------            -------
Riverview Group, LLC(3)         4,452,947          4,452,947          0                  0

Omicron Partners, LP(4)         1,781,180          1,781,180          0                  0

Laterman & Co.(5)                 445,295           445,295           0                  0

Forevergreen Partners(5)          445,295           445,295           0                  0

Clarion Capital                   890,590           890,590           0                  0
Corporation(6)

The Morton A. Cohen               267,177           267,177           0                  0
Revocable Living Trust(6)


--------------
(1) Assumes a total of (i) 7,914,894 shares issuable upon conversion of the convertible debentures (calculated as 200% of the shares issuable using the fixed conversion price of $2.35 per share); and (ii) 367,590 shares of common stock issuable upon exercise of the warrants.

(2) Represents the number of shares issuable upon conversion of the convertible subordinated debentures, in any payment of interest made on the debentures in shares of common stock, for any other payments due under the debentures and related transaction documents, and upon exercise of the warrants calculated as described in note (1) above. The actual number of shares of common stock issued upon the conversion of the convertible subordinated debentures and the payment of interest thereon depends on factors which we cannot predict at this time, including the times at which the selling shareholders may elect to convert the debentures and the market prices of our common stock at such times.


(3) The Chief Financial Officer of Riverview, who is currently Robert Williams, has voting and dispositive power over the shares to be sold by Riverview.



(4) Omicron Capital, L.P., a Delaware limited partnership ("Omicron Capital"), serves as subadvisor to Omicron Partners, L.P., a Bahamas limited partnership ("Omicron"), and Grove Management Limited ("Grove") is the general partner of Omicron. By reason of such relationships, Omicron Capital may be deemed to share dispositive power over the shares of common stock owned by

     Omicron and Grove may be deemed to share voting and dispositive power over the shares of common stock owned by Omicron. Omicron Capital and Grove disclaim beneficial ownership of such shares of common stock. Omicron and Grove are not "affiliates" of one another, as that term is used for purposes of the Securities Exchange Act of 1934, as amended, or of any other person named in this prospectus as a selling shareholder. No person or "group" (as that term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, or Regulation 13D-G promulgated thereunder) controls Omicron and Grove.



(5) Bernard Laterman, Managing Partner of Laterman & Co. and Forevergreen Partners, has voting and dispositive power over the shares to be sold by those entities.



(6) Morton A. Cohen has voting and dispositive power over the shares to be sold by Clarion Capital Corporation and The Morton A. Cohen Revocable Living Trust.


        None of the selling shareholders has had any material relationship with us or any of our affiliates within the past three years.

        In recognition of the fact that each selling shareholder may wish to be legally permitted to sell its shares when it deems appropriate, we have agreed with the selling shareholders to file with the SEC, under the Securities Act of 1933, a registration statement on Form S-3, of which this prospectus forms a part, with respect to the resale of the shares, and we have agreed to prepare and file such amendments and supplements to the registration statement as may be necessary to keep the registration statement effective until the shares are no longer required to be registered for sale by the selling shareholders.


        Description of the Debentures. The debentures bear interest at the rate of 5% per year, payable semi-annually commencing May 6, 2002. We can elect to pay interest in cash or in shares of our common stock. The debentures mature on November 6, 2004.



        The holders of the debentures can choose to convert all or a portion of the principal amount outstanding into shares of our common stock at any time before the maturity date of November 6, 2004. The debentures are convertible into common stock at a fixed conversion price of $2.35 per share from the date of issuance until maturity. In addition, during each three-month period beginning on February 6, 2002, each holder may convert on a cumulative basis up to 25% of the original principal amount of each holder's debenture at a floating conversion price. The floating conversion price is equal to 94% of the average of the 7 lowest daily volume weighted average prices during the 20 trading days immediately prior to the date upon which the debenture is converted.



        On the maturity date of November 6, 2004, the holders are obligated to convert any remaining principal into common stock at a conversion price equal to the average of the closing prices during the 15 trading days immediately prior to the maturity date.



        The debentures contain subordination provisions in favor of our senior secured lender, which limit our rights and obligations to make cash payments of principal, interest or other payments of funds under the debentures and related transaction documents.



        We are not required to issue to the debenture holders in excess of 8,422,204 shares below the market price of our common stock in accordance with Nasdaq rules, or such greater number of shares permitted under Nasdaq Rule 4350(i). In such event, the debenture holders may elect to require us to convert the debentures at the lowest possible conversion price that complies with Nasdaq rules or to redeem the portion of the debentures which were not able to be converted by payment of 105% of the outstanding principal, plus accrued interest, if the redemption were by May 6, 2002, or of 110% of the outstanding principal, plus accrued interest, if the redemption were after May 6, 2002, provided that we are not obligated to redeem more than 25% of the original principal amount of the debentures every three months on a cumulative basis beginning on February 6, 2002.



        A debenture holder may not convert its debenture or receive shares of our common stock as payment of interest to the extent that, at the time of the conversion or payment, the sum of (i) the number of shares of our common stock beneficially owned by the holder plus (ii) the number of shares to be issued upon conversion and payment would exceed 4.999% of the number of shares of our common stock then issued and outstanding, including other shares of our common stock issuable upon conversion of, or payment of interest on, the holder's debenture. The holder may terminate this restriction upon 61 days' prior notice to us.

        In the event that we sell any shares of our common stock (or certain securities convertible into or exercisable for shares of our common stock) at a price less than the fixed conversion price of the debentures, then the fixed conversion price of the debentures generally shall be reduced based on a weighted average adjustment (subject to certain exceptions). The debentures also contain customary antidilution provisions for stock dividends, stock splits or combinations and reclassifications.



        In the event that a debenture is converted and we issue the shares of common stock later than the time permitted in the debenture, we may be required to make late fee payments to the holder that increase based upon how late we issue the shares and without a limit on the late fee that must be paid. The debentures provide that, if we deny, or if any of our shareholders obtain a judgment denying, the rights of the holders to convert the debentures, then the holders have the right to require us to pay 120% of the outstanding principal amount of the debentures plus accrued and unpaid interest.



        If an event of default occurs under the debentures, the holders have the right to require us to pay a mandatory redemption amount, subject to the subordination provisions of the debentures in favor of our senior secured lender. The mandatory redemption amount is the greater of (i) 120% of the outstanding principal on the debentures, plus accrued interest or (ii) the outstanding principal amount, plus accrued interest, divided by the applicable conversion price, and multiplied by the closing price of our common stock on the applicable date provided in the debentures.



        The events of default include: (i) failure to pay scheduled principal or interest payments, (ii) breach of any material representation or warranty in the debentures or the related transaction agreements, (iii) failure to timely issue shares upon conversion of the debentures, to timely transfer such issued shares or to timely remove restrictive legends if lawful and required by the debentures and the related agreements, which failure continues uncured for ten trading days, (vi) failure to perform our obligations in the debentures or related agreements for a period of 20 business days after notice, (vii) commencement of bankruptcy or insolvency proceedings or appointment of a receiver or similar assumption of control of a material portion of our properties and assets, (viii) any judgment or claim becoming a lien or encumbrance on any material portion of our assets, (ix) delisting or suspension of trading of our common stock for more than 5 consecutive trading days or 8 total trading days, (x) the failure of the registration statement of which this prospectus is a part being declared effective by the SEC by May 6, 2002, (xi) a lapse in the effectiveness of the registration statement for more than 20 trading days during any 12-month period (subject to exceptions for material transactions), or (xii) a change of control transaction. A change of control transaction includes the acquisition of more than 40% of our voting stock in a transaction not approved by our board of directors, the replacement of more than one-half of the current members of the board of directors without the approval of such directors, the consolidation or merger of us where the shareholders prior to such transaction do not own at least 51% of our voting stock after the transaction or the common stock is no longer listed on Nasdaq National Market System or a national exchange, the sale of all or substantially all of our assets, or the execution by us of an agreement providing for one of the foregoing events. These change of control provisions may have the effect of discouraging third parties from making a bid to acquire control of us in a transaction not approved by our board of directors.



        Description of the Warrants. The warrants are exercisable for a total of 367,590 shares of our common stock at an exercise price of $4.4275 payable in cash. The warrants are exercisable until November 6, 2004. The number of shares issuable upon exercise and the exercise price are subject to adjustment in the event of a stock dividend, a stock split or combination or a reclassification of our common stock, but otherwise do not have exercise price adjustments.

                              PLAN OF DISTRIBUTION

        We are registering the shares covered by this prospectus for the selling shareholders. The selling shareholders and their pledgees, donees, transferees or other successors in interest may sell the shares in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. In addition, the shares may be sold by one or more of the following methods:

        - a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block, as principal, in order to facilitate the transaction;

        - purchases by a broker or dealer, as principal, in a market maker capacity or otherwise and resale by the broker or dealer for its account pursuant to their prospectus;

        - ordinary brokerage transactions and transactions in which a broker solicits purchases;

        -   privately negotiated transactions;

        -   any combination of these methods of sale; or

        -   any other legal method.

        We will pay the costs and fees of registering the shares, but the selling shareholders will pay any brokerage commissions, discounts or other expenses relating to the sale of the shares. We have agreed with the selling shareholders to indemnify each other against certain liabilities, including liabilities arising under the Securities Act, that relate to statements or omissions in the registration statement of which this prospectus forms a part.

        Regulation M under the Securities Exchange Act of 1934 provides that during the period that any person is engaged in the distribution, as so defined in Regulation M, of our common stock, such person generally may not purchase shares of our common stock. The selling shareholders are subject to applicable provisions of the Securities Act and the Securities Exchange Act of 1934 and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling shareholders. The foregoing may affect the marketability of our common stock.

        The selling shareholders may negotiate and pay brokers or dealers commissions, discounts or concessions for their services. In effecting sales, brokers or dealers engaged by the selling shareholders may allow other brokers or dealers to participate. However, the selling shareholders and any brokers or dealers involved in the sale or resale of the shares may qualify as "underwriters" within the meaning of the Section 2(a)(11) of the Securities Act. In addition, the brokers' or dealers' commissions, discounts or concessions may qualify as underwriters' compensation under the Securities Act. If any of the selling shareholders qualifies as an "underwriter," it will be subject to the prospectus delivery requirements of section 5(b)(2) of the Securities Act.

        In addition to selling its shares under this prospectus, the selling shareholders may:

        - agree to indemnify any broker or dealer or agent against certain liabilities related to the selling of the shares, including liabilities arising under the Securities Act;

        - transfer its shares in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer; or

        - sell their shares under Rule 144 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144.

        Upon notification by the selling shareholders that any material arrangement has been entered into with a broker or dealer for the sale of the shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing the material terms of the transaction.


                                  LEGAL MATTERS

        For purposes of this offering, Kenneth W. Johnson, our General Counsel, is giving an opinion on the validity of the common shares. As of the date of this prospectus, Mr. Johnson held 40,914 shares of our common stock, options to purchase 270,000 shares of our common stock and warrants to purchase 21,637 shares of our common stock.


                                     EXPERTS

        The financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K/A for the year ended December 31, 2000, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference. The statements of assets acquired and liabilities assumed of the Cray Research business unit of Silicon Graphics, Inc. as of March 31, 2000, and the related statements of revenue and direct operating expenses for the years ended June 30, 1998 and 1999, and the nine month period ended March 31, 2000, incorporated in this prospectus by reference from Form 8-K/A of Cray Inc. filed on June 16, 2000, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph referring to note 1 which describes the expense allocations by Silicon Graphics,
Inc), which is incorporated herein by reference. These financial statements have been so incorporated herein by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


                   LIMITATION OF LIABILITY AND INDEMNIFICATION

        Our Restated Articles of Incorporation provide that, to the fullest extent permitted by the Washington Business Corporation Act, our directors will not be liable for monetary damages to us or our shareholders, excluding, however, liability for acts or omissions involving intentional misconduct or knowing violations of law, illegal distributions or transactions from which the director receives benefits to which the director is not legally entitled. Our Restated Bylaws provide that we will indemnify our directors and, by action of the Board of Directors, may indemnify our officers, employees and other agents to the fullest extent permitted by applicable law, except for any legal proceeding that is initiated by such directors, officers, employees or agents without authorization of the Board of Directors.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                      INFORMATION INCORPORATED BY REFERENCE

        The Securities and Exchange Commission allows us to incorporate by reference our publicly-filed reports into this prospectus, which means that information included in those reports is considered part of this prospectus. Information that we file with the Securities and Exchange Commission after the date of this prospectus will automatically update and supersede the information contained in this prospectus. We incorporate by reference the following documents filed with the Securities and Exchange Commission and any future filings made with the Securities and Exchange Commission under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

        1. Our annual report on Form 10-K/A for the year ended December 31, 2000, as filed on September 17, 2001;

        2. Our quarterly reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001, and September 30, 2001;

        3. Our definitive proxy statement, as filed with the Securities and Exchange Commission on April 9, 2001;


        4. Our current report on Form 8-K for the event of December 14, 2001, as filed on December 18, 2001;

         5. Our current report on Form 8-K for the event of November 6, 2001, as filed on November 28, 2001;



         6. Our current report on Form 8-K for the event of October 1, 2001, as filed on October 10, 2001;



         7. Our current report on Form 8-K for the event of May 10, 2001, as filed on May 14, 2001;



         8. Our current report on Form 8-K for the event of April 3, 2001, as filed on April 13, 2001;



         9. Our current report on Form 8-K for the event of February 7, 2001, as filed on February 15, 2001;



        10. Our current report on Form 8-K/A for the event of December 15, 2000, as filed on July 27, 2001;



        11. Our current report on Form 8-K for the event of April 3, 2000, as filed on April 5, 2000 and amended on June 16, 2000; and



        12. The description of our common stock as described in our registration statement on Form SB-2, registration no. 33-95460-LA, including any amendment or report filed for the purpose of updating the description, as incorporated by reference in our registration statement on Form 8-A, registration no. 0-26820, including the amendment on Form 8-A/A.


        We will furnish without charge to you, on written or oral request, a copy, excluding exhibits, of any or all of the documents incorporated by reference. You should direct any requests for documents to Investor Relations, Cray Inc., 411 First Avenue South, Suite 600, Seattle, Washington 98104, telephone (206) 701-2000.

        The information relating to us contained in this prospectus is not comprehensive and should be read with the information contained in the incorporated documents.


                              AVAILABLE INFORMATION

        This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with SEC rules.

        We file annual, quarterly and special reports and other information with the SEC. You may read and copy the registration statement and any other document that we file at the SEC's public reference rooms located at Room 1024, Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549; 233 Broadway, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to you free of charge at the SEC's web site at http://www.sec.gov.

        Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete. You should refer to the copy of such contract or other document filed as an exhibit to the registration statement.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution.

        We will pay all expenses in connection with the issuance and distribution of the securities being registered. The following is an itemized statement of these expenses (all amounts are estimated except for the SEC fees):


        SEC Registration fee.....................................       $  4,286

        Legal fees...............................................       $ 75,000

        Accountant's Fees........................................       $  8,000

        Finder's Fee.............................................       $651,000

        Miscellaneous............................................       $ 11,714
                                                                        --------

        Total....................................................       $750,000
                                                                        ========



Item 15. Indemnification of Officers and Directors.

        Article XII of our Restated Articles of Incorporation and Section 11 of our Restated Bylaws require indemnification of our directors, officers, employees and agents to the fullest extent permitted by the Washington Business Corporation Act (the "Act"). Sections 23B.08.500 through 23B.08.600 of the Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act.

        Section 23B.08.320 of the Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article XI of our Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to us and our shareholders.

Item 16. Exhibits.

        4.1 Convertible Subordinated Debentures and Warrants Purchase Agreement dated as of November 6, 2001 between Cray Inc. and the selling shareholders(1)

        4.2 Form of 5% Convertible Subordinated Debenture, due November 6, 2004, issued to the selling shareholders(1)

        4.3 Form of Stock Purchase Warrant, dated November 6, 2001, issued to the selling shareholders(1)

        4.4 Registration Rights Agreement dated as of November 6, 2001 between Cray Inc. and the selling shareholders(1)


        4.5 Amendment No. 1 to the Convertible Subordinated Debentures and Warrants Purchase Agreement and Other Transaction Documents, dated as of November 15, 2001, between Cray Inc. and the selling shareholders(1)



        5      Opinion on Legality(2)



        23     Consent of Deloitte & Touche LLP(3)



        24     Power of Attorney(2)

---------------
(1) Incorporated by reference to our current report on Form 8-K as filed on November 28, 2001


(2)  Previously filed with this registration statement



(3)  Filed with this amendment


Item 17. Undertakings.

        (a)    The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                      provided, however, that paragraphs (a)(1)(i) and
                      (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

               (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to registration statement no. 333-74100 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on January 16, 2002.




                                            CRAY INC.


                                            By:    /s/
                                                --------------------------------
                                                   Kenneth W. Johnson
                                                   General Counsel




        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to registration statement no. 333-74100 has been signed by the following persons in the capacities indicated below on the 16th day of January, 2002:



Signature and Title


                 *                                        *
--------------------------------------   ---------------------------------------
James E. Rottsolk, Chairman of the         Daniel J. Evans, Director
Board of Directors

                 *                                        *
--------------------------------------   ---------------------------------------
Burton J. Smith, Director                   Stephen C. Kiely, Director

                 *                                        *
--------------------------------------   ---------------------------------------
Terren S. Peizer, Director                  Kenneth W. Kennedy, Director

                 *                                        *
--------------------------------------   ---------------------------------------
David N. Cutler, Director                   William A. Owens, Director

                 *                                        *
--------------------------------------   ---------------------------------------
Dean D. Thornton, Director                  Michael P. Haydock, President, Chief
                                            Executive Officer and Director
                 *
--------------------------------------
Douglas C. Ralphs, Chief Financial and
Accounting Officer

/s/
--------------------------------------
*Kenneth W. Johnson
 Attorney-in-Fact
